Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)     Registration Statement (Form S-3 No. 333-188121) of Global Eagle Entertainment Inc.,
(2)     Registration Statement (Forms S-8 Nos. 333-193052, 333-206251 and 333-213167) pertaining to the Amended and Restated 2013 Equity Incentive Plan, as amended, of Global Eagle Entertainment Inc.,
(3)     Registration Statement (Form S-3 No. 333-214065) of Global Eagle Entertainment Inc.,
(4)     Registration Statement (Form S-8 No. 333-213168) pertaining to 2016 Inducement and Retention
Stock Plan for Emerging Markets Communications Employees of Global Eagle Entertainment Inc.
(5)     Registration Statement (Form S-8) pertaining to Global Eagle Entertainment Inc. 2017 Omnibus
Long-Term Incentive Plan;

of our reports dated November 17, 2017, with respect to the consolidated financial statements of Global
Eagle Entertainment Inc. and the effectiveness of internal control over financial reporting of Global Eagle
Entertainment Inc. included in this Annual Report (Form 10-K) of Global Eagle Entertainment Inc. for the
year ended December 31, 2016.

/s/ Ernst & Young LLP

Los Angeles, California
March 29, 2018